Exhibit 99.1

Sigma Labs Reports Fourth Quarter and Full Year 2021 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

SANTA FE, NM – March 24, 2022 - Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a leading developer of quality assurance software to the commercial 3D printing industry, has reported its financial and operational results for the fourth quarter and full year ended December 31, 2021.

Key Operational Highlights

●	Revenues increased 105% to $1.7 million for the full year of 2021 as compared to $0.8 million for the full year of 2020 due to increased PrintRite3D® unit sales. Gross margin for the full year of 2021 was 66% compared to gross margin of 27% for the full year 2020.

●	Increased sales and distribution channels, including a worldwide OEM agreement with Aconity3D, and expanded U.S. federal government market coverage with the appointment of Phillips Federal, a Division of Phillips Corporation, as the company’s exclusive reseller to the United States federal government.

●	In partnership with Materialise (NASDAQ: MTLS), a leading provider of additive manufacturing (AM) software and services, developed what Sigma believes to be a breakthrough technology to enhance the scalability of metal AM applications. The new platform combines the Materialise Control Platform and Sigma Labs’ PrintRite3D® sensor technology to allow users to identify and correct metal build issues in real-time.

●	Announced an evolution in Sigma Labs’ business model that will enable distribution at scale for a software only solution through a flexible OEM model, and subscription-based pricing to lower the barrier of entry for customers with multi-printer factories.

Management Commentary

“The fourth quarter of 2021 was highlighted by multiple strategic partnerships and agreements to expand our depth and global reach as a company,” said Mark K. Ruport, CEO of Sigma Labs. “These new partnerships were the culmination of a milestone year at Sigma in 2021 in which we doubled revenues, increased margins, strengthened our balance sheet and positioned the company’s technology and strategy to capture market share with our first mover advantage,” he added.

Mr. Ruport continued, “Most recently with Phillips Federal, we combined to offer a scalable quality assurance solution that delivers an agnostic quality monitoring and analytics solution to standardize qualification across government installations, unify various technologies and accelerate readiness, quality, scale, and supply chain options for the U.S. government.

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“Our new collaboration with long-term partner Materialise has resulted in a technology platform that delivers an industry-first ability to identify and address process and quality issues in real time. We believe the combination of the Materialise Control Platform with Sigma’s real-time melt pool monitoring and analytics software has created a significant breakthrough in the additive manufacturing industry,” continued Mr. Ruport.

Change in Business Model and Strategy

In January 2022 the Company announced a strategic shift in its business model to accelerate adoption of its technology in additive manufacturing production by setting the standard for in-situ quality monitoring and analytics. These included:

●	Lowering the barriers of entry for end users by adding monthly subscription pricing, which is expected to have an impact on near-term revenue growth, while allowing for faster adoption and expansion by end users in addition to more predictable and profitable revenue streams.

●	Deploying an innovative multi-tiered OEM program designed to leverage the Company’s intellectual property across the spectrum of OEMs, including established OEMs, and well-funded new entrants that are designing the next generation of printers.

●	Creating out of the box end-user applications in conjunction with customers and standards groups that the Company believes will move PrintRite3D out of R&D and into production.

●	Expanding the Company’s partner ecosystem with Additive software companies to optimize the end-to-end additive manufacturing process.

Jacob Brunsberg, Sigma’s President and COO noted, “Looking ahead, 2022 presents an exciting opportunity for Sigma to continue to move closer to our customers, further enabling our growth trajectory. We believe the continued migration to our software only model will not only deliver more value to our customers but will also increase shareholder value through greater adoption of an increasing margin product.

“Moreover, 2022 is off to a strong start as continued advances in our technology platform are coinciding with our increasing participation at upcoming industry events such as the Additive Manufacturing Users Group Conference (AMUG) in April, where we will jointly with our new collaboration partner AMFG, present details of an optimized AM solution that increases quality and efficiency while decreasing the costs of serial production. Also, during the second quarter, we will be presenting at the RAPID + TCT Conference in Detroit and the AM Industry Summit in Long Beach, where we will display our solutions and connect with existing and potential partners. I look forward to providing additional updates in the months to come on our progress,” Brunsberg concluded.

Fourth Quarter and Full Year 2021 Financial Results

Revenue for the full year of 2021 totaled $1.7 million of which $0.35 million, or 21% was earned in the fourth quarter. This compares to revenues of $0.8 million for the full year of 2020, of which $0.2 million was earned in the fourth quarter. The growth was driven by increased PrintRite3D unit sales, including the Company’s first multi-unit sale in the third quarter.

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Gross profit for the full year of 2021 $1.1 million, of which the fourth quarter contributed $0.2 million, compared to gross profit for the full year of 2020 of $0.2 million, of which the fourth quarter contributed negative $22,000. Gross margin for the full year of 2021 was 66% compared to gross margin of 27% for the full year 2020. The gross margin improvement was primarily driven by lowering certain component costs combined with engineering enhancements and efficiencies.

Total operating expenses for 2021 were $9.6 million, of which $2.6 million were incurred in the fourth quarter. Total operating expenses for 2020 totaled $5.9 million, of which $1.5 million were incurred in the fourth quarter. The increase in operating expenses was mainly attributable to additional employee headcount, R&D expenses and organizational costs.

Net loss applicable to common shareholders for the full year of 2021 was $7.5 million, or $(0.76) per share, as compared to a net loss applicable to common shareholders of $7.0 million, or $(1.83) per share, in 2020. Net loss in the fourth quarter of 2021 totaled $2.4 million, compared to a net loss of $1.6 million, in the fourth quarter of 2020.

Cash totaled $11.5 million at December 31, 2021, as compared to $3.7 million at December 31, 2020. Cash used in operating activities for the year ended December 31, 2021 totaled $6.3 million, compared to $4.8 million in the year ended December 31, 2020. Cash used in operating activities totaled $1.5 million for the fourth quarter of 2021, as compared to $1.1 million in the fourth quarter of 2020. Cash provided by financing activities in fiscal 2021 increased to $14.4 million from $8.7 million in fiscal 2020.

Fourth Quarter and Full Year 2021 Results Conference Call

Sigma Labs CEO Mark Ruport, President and COO Jacob Brunsberg, and CFO Frank Orzechowski will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, March 24, 2022
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13727865

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://themediaframe.com/mediaframe/webcast.html?webcastid=g0hPQj8H and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 7, 2022.

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Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13727865

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA™) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring and analytics solutions known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of industrial 3D printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, the extent of the market’s acceptance of PrintRite3D, Sigma Labs’ new monthly subscription pricing model, and of Sigma Labs’ business relationships with companies such as Aconity3D and Materialise, and the Company’s ability to develop new business relationships with OEMs, the ability of 3D metal printing to move from prototyping to full production, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry, political or geopolitical conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Contacts:

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745
investors@sigmalabsinc.com

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Sigma Labs, Inc.

Condensed Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$11,447,047	$3,700,814
Accounts Receivable, net	412,192	331,562
Inventory	710,080	659,651
Prepaid Assets	114,278	90,735
Total Current Assets	12,683,597	4,782,762

Other Assets:
Property and Equipment, net	232,282	138,626
Intangible Assets, net	925,111	753,122
Long-Term Prepaid Asset	-	26,000
Total Other Assets	1,157,393	917,748

TOTAL ASSETS	$13,840,990	$5,700,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$206,442	$128,937
Deferred Revenue	148,855	77,957
Accrued Expenses	625,942	243,815
Total Current Liabilities	981,239	450,709

Long-Term Liabilities
Stock Appreciation Rights	-	48,341
CARES Act Deferred Payroll Taxes	-	37,728
Total Long-Term Liabilities	-	86,069

TOTAL LIABILITIES	981,239	536,778

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 465 and 715 shares issued and outstanding, respectively	1	1
Common Stock, $0.001 par; 24,000,000 authorized; 10,498,802 and 5,995,320 shares issued and outstanding, respectively	10,499	5,995
Additional Paid-In Capital	53,442,431	38,262,744
Accumulated Deficit	(40,593,180)	(33,105,008)
Total Stockholders’ Equity	12,859,751	5,163,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,840,990	$5,700,510

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Sigma Labs, Inc.

Condensed Statements of Operations

	Year Ended
	December 31, 2021	December 31, 2020
REVENUES	$1,651,765	$807,488

COST OF REVENUE	559,965	591,957

GROSS PROFIT (LOSS)	1,091,800	215,531

EXPENSES:
Salaries & Benefits	4,286,368	2,622,162
Stock-Based Compensation	1,066,455	596,842
Operations and R&D Costs	890,553	351,404
Investor, Public Relations and Marketing	503,823	408,717
Organizational Costs	726,147	451,982
Legal & Professional Service Fees	915,530	676,142
Office Expenses	734,386	416,580
Depreciation & Amortization	94,105	105,175
Other Operating Expenses	353,818	285,295
Total Operating Expenses	9,571,185	5,914,299

LOSS FROM OPERATIONS	(8,479,385)	(5,698,768)

OTHER INCOME (EXPENSE)
Interest Income	13,866	1,058
State Incentives	-	151,657
Exchange Rate Gain (Loss)	(263)	(1,677)
Other Income	1,092,441	361,700
Interest Expense	(11,264)	(13,908)
Loss on Dissolution of Joint Venture	-	(201)
Total Other Income (Expense)	1,094,780	498,629

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,384,605)	(5,200,139)

Provision for Income Taxes	-	-

Net Loss	$(7,384,605)	$(5,200,139)

Preferred Dividends	103,567	1,809,275

Net Loss applicable to Common Stockholders	$(7,488,172)	$(7,009,414)

Net Loss per Common Share - Basic and Diluted	$(0.76)	$(1.83)

Weighted Average Number of Shares Outstanding - Basic and Diluted	9,828,541	3,829,716

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Sigma Labs, Inc.

Condensed Statements of Cash Flows

	Year Ended
	December 31, 2021	December 31, 2020
OPERATING ACTIVITIES
Net Loss	$(7,384,605)	$(5,200,139)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	94,105	105,175
Gain on Derivative Liability	(1,092,441)	-
Stock Based Compensation - Employees	1,066,455	596,842
Stock Based Compensation - Third Party Services	163,083	102,775
Stock Based Compensation - Directors	538,585	239,883
Change in assets and liabilities:
Accounts Receivable	(80,630)	(276,022)
Inventory	(50,429)	(60,932)
Prepaid Assets	2,457	134,991
Accounts Payable	77,505	(598,177)
Deferred Revenue	70,898	(61,490)
Accrued Expenses	382,127	121,157
Long-term portion of Stock Appreciation Rights	(48,341)	48,341
Long Term portion of Deferred Payroll Taxes under the CARES Act	(37,728)	37,728
NET CASH USED IN OPERATING ACTIVITIES	(6,298,959)	(4,809,868)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(182,522)	(88,074)
Purchase of Intangible Assets	(177,228)	(210,785)
Dissolution of Joint Venture	-	500
NET CASH USED IN INVESTING ACTIVITIES	(359,750)	(298,359)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	14,869,899	3,600,000
Less Offering Costs	(1,600,967)	(820,228)
Payment of Note Payable	-	(50,000)
Proceeds from Exercise of Warrants	1,136,010	5,992,350
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,404,942	8,722,122

NET CHANGE IN CASH FOR PERIOD	7,746,232	3,613,895

CASH AT BEGINNING OF PERIOD	3,700,814	86,919

CASH AT END OF PERIOD	$11,447,047	$3,700,814

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Issuance of Common Shares for Preferred Dividends	$103,567	$1,809,275
Disclosure of Cash Received for:
Issuance of Preferred Stock for Exercise of Preferred Warrants	$-	$5,992,350
Other noncash operating activities disclosure:
Issuance of Securities for Services	$701,668	$342,658
Disclosure of cash paid for:
Interest	$11,264	$13,908
Income Taxes	$-	$-

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